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Exhibit 11


                        APPLIED MICROSYSTEMS CORPORATION

                        Computation of Earnings Per Share
                     (in thousands, except per share amount)

                                                                                              THREE MONTHS ENDED JUNE 30,
                                                                                               1996                1995
                                                                                              ------              ------
Average shares outstanding                                                                     6,508                 755
Net effect of dilutive stock warrants and options based on the
   treasury stock method using average market price                                              598                 249
Net effect of stock options issued during 12 months prior to the initial public offering at less than the offering price based on the treasury stock method using $10.00 per share, treated as
   outstanding for all periods presented                                                                             478
Dilutive effect of Convertible Preferred Stock                                                                     3,989
                                                                                              ------              ------
Total                                                                                          7,106               5,471
                                                                                              ======              ======

Net Income                                                                                    $  996              $  306
                                                                                              ======              ======

Per share amount                                                                              $  .14              $  .06
                                                                                              ======              ======


                                                                                              SIX MONTHS ENDED JUNE 30,
                                                                                               1996                1995
                                                                                              ------              ------
Average shares outstanding                                                                     6,493                 730
Net effect of dilutive stock warrants and options based on the
   treasury stock method using average market price                                              600                 269
Net effect of stock options issued during 12 months prior to the initial public offering at less than the offering price based on the treasury stock method using $10.00 per share, treated as
   outstanding for all periods presented                                                                             560
Dilutive effect of Convertible Preferred Stock-                                                                    3,905
                                                                                              ------              ------
Total                                                                                          7,093               5,464
                                                                                              ======              ======

Net Income                                                                                    $1,698              $  392
                                                                                              ======              ======

Per share amount                                                                              $  .24              $  .07
                                                                                              ======              ======


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